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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99070) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated January 9, 1998, except for the 1998 stock split as described in Note 2, as to which the date is February 11, 1998, with respect to the consolidated financial statements and schedule of Chicago Miniature Lamp, Inc. included in the Annual Report (Form 10-K) for the year ended November 30, 1997.


Ernst & Young LLP
Chicago, Illinois
March 2, 1998